143

EXHIBIT 23(a), Page 1 of 1


CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Norfolk Southern Corporation:

We consent to incorporation by reference in Registration Statements
Nos. 33-52031, 333-40993, 333-60722, 333-71321 and 333-78939 on Form S-8
and Registration Statements Nos. 333-57872 and 333-57872-01 on Form S-3 of Norfolk Southern Corporation of our report dated January 21, 2002, relating to the consolidated balance sheets of Norfolk Southern Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows, and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001, Annual Report on Form 10-K of Norfolk Southern Corporation.







/s/ KPMG LLP
Norfolk, Virginia
February 20, 2002


                               144

EXHIBIT 23(b), Page 1 of 1


CONSENT OF INDEPENDENT AUDITORS




We consent to incorporation by reference in Registration Statements
Nos. 33-52031, 333-40993, 333-60722, 333-71321 and 333-78939 on Form S-8
and Registration Statements Nos. 333-57872 and 333-57872-01 on Form S-3 of Norfolk Southern Corporation of our report dated January 21, 2002, relating to the consolidated balance sheets of Conrail Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001, Annual Report on Form 10-K of Norfolk Southern Corporation.






/s/ KPMG LLP                       /s/ Ernst & Young LLP
KPMG LLP                           Ernst & Young LLP
Norfolk, Virginia                  Jacksonville, Florida

February 20, 2002                  February 20, 2002